Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Nine Months Ended September 30, 2025.

WAUWATOSA, WI – 10/23/25– Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $7.9 million, or $0.45 per diluted share, for the quarter ended September 30, 2025 compared to $4.7 million, or $0.26 per diluted share, for the quarter ended September 30, 2024.  Net income totaled $7.7 million, or $0.43 per diluted share, for the quarter ended June 30, 2025. Net income per diluted share was $1.04 for the nine months ended September 30, 2025 compared to net income per diluted share of $0.72 for the nine months ended September 30, 2024.

"We sustained our improved 2025 performance, exceeding the prior year, as well as our 2025 second quarter results due primarily to improved net interest margin and continued strong asset quality metrics,” said William Bruss, Chief Executive Officer of Waterstone Financial, Inc. "With improved earnings in both our Community and Mortgage Banking segments, consolidated earnings totaled $0.45 per diluted share, which represents a 73.1% increase compared to the quarter ended September 30, 2024. The Community Banking segment achieved growth in net interest income of $2.4 million, or 19.3%, compared to the quarter ended September 30, 2024 primarily due to continued growth in yield on our loans held for investment, as well as a reduction of our cost of funds. Continued strong asset quality resulted in a release from our allowance for credit losses. The Mortgage Banking segment recorded a second straight quarter of pre-tax income due to continued focus on expense management and improved margins.  We added $0.61 to book value per share during the quarter through strong earnings, an active share repurchase program, and improving valuations on our investment security portfolio, prior to declaring a quarterly dividend of $0.15 per share."

Highlights of the Quarter Ended September 30, 2025

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $7.9 million for the quarter ended September 30, 2025 compared to net income of $4.7 million for the quarter ended September 30, 2024.
●	Consolidated return on average assets (annualized) was 1.42% for the quarter ended September 30, 2025 and 0.83% for the quarter ended September 30, 2024.
●	Consolidated return on average equity (annualized) was 9.14% for the quarter ended September 30, 2025 and 5.55% for the quarter ended September 30, 2024.
●	Dividends declared during the quarter ended September 30, 2025 totaled $0.15 per common share.
●	During the quarter ended September 30, 2025, we repurchased approximately 270,000 shares at a cost (including the federal excise tax) of $3.8 million, or $14.15 per share. The share repurchases increased book value approximately $0.07 during the quarter ended September 30, 2025.
●	Nonperforming assets as a percentage of total assets was 0.27% at September 30, 2025, 0.37% at June 30, 2025, and 0.25% at September 30, 2024.
●	Past due loans as a percentage of total loans was 0.50% at September 30, 2025, 0.69% at June 30, 2025, and 0.63% at September 30, 2024.
●	Book value per share was $18.65 at September 30, 2025 and $17.53 at December 31, 2024.

Community Banking Segment

●	Pre-tax income totaled $8.4 million for the quarter ended September 30, 2025, which represents a $2.8 million, or 49.4%, increase compared to $5.6 million for the quarter ended September 30, 2024.
●	Net interest income totaled $14.6 million for the quarter ended September 30, 2025, which represents a $2.4 million, or 19.3%, increase compared to $12.3 million for the quarter ended September 30, 2024.
●	Average loans held for investment totaled $1.68 billion during the quarter ended September 30, 2025, which represents a decrease of $6.2 million, or 0.4%, compared to the quarter ended September 30, 2024. The decrease was primarily due to a decrease in single-family mortgages offset by an increase multi-family mortgages. Average loans held for investment increased $15.0 million compared to $1.67 billion for the quarter ended June 30, 2025. The increase was primarily due to an increase in multi-family mortgages.
●	Net interest margin increased 63 basis points to 2.76% for the quarter ended September 30, 2025 compared to 2.13% for the quarter ended September 30, 2024, which was primarily driven by an increase in weighted average yield on loans receivable and held for sale and decreases in the cost of borrowings and weighted average cost of deposits. Net interest margin increased 16 basis points compared to 2.60% for the quarter ended June 30, 2025, which was primarily driven by an increase in weighted average yield on loans receivable and held for sale and decreases in cost of borrowings and weighted average cost of deposits.
●	Past due loans at the community banking segment totaled $6.8 million at September 30, 2025, $8.9 million at June 30, 2025, and $8.0 million at September 30, 2024.

●

The segment had a negative provision for credit losses related to funded loans of $137,000 for the quarter ended September 30, 2025 compared to a negative provision for credit losses related to funded loans of $218,000 for the quarter ended September 30, 2024.  The current quarter decrease was primarily due to decreases in single-family and commercial real estate qualitative risk factors, offset by an increase in the multi-family loan  balances. The negative provision for credit losses related to unfunded loan commitments was $139,000 for the quarter ended September 30, 2025 compared to a negative provision for credit losses related to unfunded loan commitments of $84,000 for the quarter ended September 30, 2024. The negative provision for credit losses related to unfunded loan commitments for the quarter ended September 30, 2025 was due primarily to a decrease in the construction loans waiting to be funded.

●	The efficiency ratio, a non-GAAP ratio, was 48.94% for the quarter ended September 30, 2025, compared to 60.35% for the quarter ended September 30, 2024.
●	Average core retail deposits (excluding brokered and escrow accounts) totaled $1.31 billion during the quarter ended September 30, 2025, an increase of $65.4 million, or 5.2%, compared to $1.25 billion during the quarter ended September 30, 2024 due primarily to increases in money market and certificated of deposits balances. Average deposits increased $1.3 million, or 0.4% annualized, compared to $1.31 billion for the quarter ended June 30, 2025. The segment had an average of $61.8 million in brokered certificate of deposits during the quarter ended September 30, 2025 compared to $435,000 during the quarter ended September 30, 2024.

Mortgage Banking Segment

●	Pre-tax income totaled $1.3 million for the quarter ended September 30, 2025, compared to $144,000 for the quarter ended September 30, 2024.
●	Loan originations decreased $19.3 million, or 3.5%, to $539.4 million during the quarter ended September 30, 2025, compared to $558.7 million during the quarter ended September 30, 2024. Origination volume relative to purchase activity accounted for 90.1% of originations for the quarter ended September 30, 2025 compared to 88.9% of total originations for the quarter ended September 30, 2024.
●	Mortgage banking non-interest income decreased $401,000, or 1.9%, to $21.0 million for the quarter ended September 30, 2025, compared to $21.4 million for the quarter ended September 30, 2024.
●	Gross margin on loans sold totaled 3.87% for the quarter ended September 30, 2025, compared to 3.83% for the quarter ended September 30, 2024.
●	Total compensation, payroll taxes and other employee benefits decreased $214,000, or 1.3%, to $15.7 million during the quarter ended September 30, 2025 compared to $15.9 million during the quarter ended September 30, 2024. The decrease primarily related to decreased commission expense, manager pay expense, and salary expense offset by an increase in sign on incentives for new loan officers added.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank, a community-focused financial institution established in 1921. WaterStone Bank offers a comprehensive suite of personal and business banking products and operates 14 branch locations across southeastern Wisconsin. WaterStone Bank is also the parent company of WaterStone Mortgage Corporation, a national lender licensed in 48 states.

With a long-standing commitment to innovation, integrity, and community service, Waterstone Financial, Inc. supports the financial and homeownership goals of customers nationwide.

For more information about WaterStone Bank, visit wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2025	2024	2025	2024
	(In Thousands, except per share amounts)
Interest income:
Loans	$26,625	$26,590	$77,578	$76,675
Mortgage-related securities	1,365	1,137	3,809	3,360
Debt securities, federal funds sold and short-term investments	1,566	1,464	4,609	4,081
Total interest income	29,556	29,191	85,996	84,116
Interest expense:
Deposits	10,527	10,477	32,826	29,163
Borrowings	4,290	7,197	12,147	21,620
Total interest expense	14,817	17,674	44,973	50,783
Net interest income	14,739	11,517	41,023	33,333
Provision (credit) for credit losses	(269)	(377)	(836)	(535)
Net interest income after provision (credit) for loan losses	15,008	11,894	41,859	33,868
Noninterest income:
Service charges on loans and deposits	618	545	1,624	1,434
Increase in cash surrender value of life insurance	526	410	2,021	1,562
Mortgage banking income	20,875	21,294	59,162	66,200
Other	283	303	921	1,101
Total noninterest income	22,302	22,552	63,728	70,297
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	20,534	21,017	58,702	62,655
Occupancy, office furniture, and equipment	1,688	1,857	5,370	5,994
Advertising	712	926	2,181	2,827
Data processing	1,210	1,297	3,735	3,745
Communications	249	232	741	698
Professional fees	380	569	2,616	2,070
Real estate owned	4	-	(14)	14
Loan processing expense	688	697	2,425	2,604
Other	2,001	1,965	6,437	5,762
Total noninterest expenses	27,466	28,560	82,193	86,369
Income before income taxes	9,844	5,886	23,394	17,796
Income tax expense	1,918	1,158	4,705	4,318
Net income	$7,926	$4,728	$18,689	$13,478
Income per share:
Basic	$0.45	$0.26	$1.04	$0.72
Diluted	$0.45	$0.26	$1.04	$0.72
Weighted average shares outstanding:
Basic	17,639	18,350	17,962	18,631
Diluted	17,671	18,445	17,985	18,677

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$50,075	$35,182
Federal funds sold	3,407	4,302
Interest-earning deposits in other financial institutions and other short term investments	286	277
Cash and cash equivalents	53,768	39,761
Securities available for sale (at fair value)	226,403	208,549
Loans held for sale (at fair value)	135,676	135,909
Loans receivable	1,714,836	1,680,576
Less: Allowance for credit losses ("ACL") - loans	17,670	18,247
Loans receivable, net	1,697,166	1,662,329

Office properties and equipment, net	18,737	19,389
Federal Home Loan Bank stock (at cost)	20,707	20,295
Cash surrender value of life insurance	76,813	74,612
Real estate owned, net	85	505
Prepaid expenses and other assets	39,814	48,259
Total assets	$2,269,169	$2,209,608

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$176,568	$171,115
Money market and savings deposits	306,778	283,243
Time deposits	902,627	905,539
Total deposits	1,385,973	1,359,897

Borrowings	469,061	446,519
Advance payments by borrowers for taxes	26,993	5,630
Other liabilities	41,647	58,427
Total liabilities	1,923,674	1,870,473

Shareholders' equity:
Preferred stock	-	-
Common stock	185	193
Additional paid-in capital	80,521	91,214
Retained earnings	287,868	277,196
Unearned ESOP shares	(9,792)	(10,682)
Accumulated other comprehensive loss, net of taxes	(13,287)	(18,786)
Total shareholders' equity	345,495	339,135
Total liabilities and shareholders' equity	$2,269,169	$2,209,608

Share Information
Shares outstanding	18,524	19,343
Book value per share	$18.65	$17.53

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$14,739	$13,708	$12,576	$12,835	$11,517
Provision (credit) for credit losses	(269)	(9)	(558)	367	(377)
Total noninterest income	22,302	24,329	17,097	19,005	22,552
Total noninterest expense	27,466	28,377	26,350	25,267	28,560
Income before income taxes	9,844	9,669	3,881	6,206	5,886
Income tax expense	1,918	1,942	845	996	1,158
Net income	$7,926	$7,727	$3,036	$5,210	$4,728
Income per share – basic	$0.45	$0.43	$0.17	$0.28	$0.26
Income per share – diluted	$0.45	$0.43	$0.17	$0.28	$0.26
Dividends declared per common share	$0.15	$0.15	$0.15	$0.15	$0.15

Performance Ratios (annualized):
Return on average assets - QTD	1.42%	1.39%	0.57%	0.94%	0.83%
Return on average equity - QTD	9.14%	9.04%	3.61%	6.05%	5.55%
Net interest margin - QTD	2.76%	2.60%	2.47%	2.42%	2.13%

Return on average assets - YTD	1.13%	0.99%	0.57%	0.84%	0.81%
Return on average equity - YTD	7.23%	6.32%	3.61%	5.48%	5.30%
Net interest margin - YTD	2.61%	2.54%	2.47%	2.17%	2.09%

Asset Quality Ratios:
Past due loans to total loans	0.50%	0.69%	0.67%	0.95%	0.63%
Nonaccrual loans to total loans	0.35%	0.49%	0.45%	0.34%	0.32%
Nonperforming assets to total assets	0.27%	0.37%	0.35%	0.28%	0.25%
Allowance for credit losses - loans to loans receivable	1.03%	1.07%	1.08%	1.09%	1.07%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,809,600	$1,812,065	$1,768,617	$1,819,574	$1,870,627
Mortgage related securities	178,063	173,220	170,947	168,521	170,221
Debt securities, federal funds sold and short term investments	131,165	131,710	123,004	124,658	115,270
Total interest-earning assets	2,118,828	2,116,995	2,062,568	2,112,753	2,156,118
Noninterest-earning assets	103,434	105,382	105,030	100,627	104,600
Total assets	$2,222,262	$2,222,377	$2,167,598	$2,213,380	$2,260,718

Interest-bearing liabilities
Demand accounts	$90,015	$89,548	$87,393	$92,247	$89,334
Money market, savings, and escrow accounts	334,300	320,908	300,686	306,478	304,116
Certificates of deposit - retail	823,274	830,550	818,612	810,340	785,793
Certificates of deposit - brokered	61,814	72,533	97,101	59,254	435
Total interest-bearing deposits	1,309,403	1,313,539	1,303,792	1,268,319	1,179,678
Borrowings	440,968	437,784	397,053	464,964	600,570
Total interest-bearing liabilities	1,750,371	1,751,323	1,700,845	1,733,283	1,780,248
Noninterest-bearing demand deposits	88,799	85,665	80,372	87,889	91,532
Noninterest-bearing liabilities	39,136	42,669	44,905	49,645	49,787
Total liabilities	1,878,306	1,879,657	1,826,122	1,870,817	1,921,567
Equity	343,956	342,720	341,476	342,563	339,151
Total liabilities and equity	$2,222,262	$2,222,377	$2,167,598	$2,213,380	$2,260,718

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.84%	5.73%	5.75%	5.75%	5.65%
Mortgage related securities	3.04%	2.90%	2.83%	2.67%	2.66%
Debt securities, federal funds sold and short term investments	4.74%	4.74%	4.90%	4.85%	5.05%
Total interest-earning assets	5.53%	5.43%	5.46%	5.46%	5.39%

Demand accounts	0.11%	0.11%	0.11%	0.11%	0.11%
Money market and savings accounts	2.04%	2.07%	2.10%	2.00%	1.94%
Certificates of deposit - retail	3.92%	4.11%	4.33%	4.53%	4.54%
Certificates of deposit - brokered	4.11%	4.35%	4.18%	4.18%	0.00%
Total interest-bearing deposits	3.19%	3.35%	3.52%	3.58%	3.53%
Borrowings	3.86%	3.67%	3.93%	4.11%	4.77%
Total interest-bearing liabilities	3.36%	3.43%	3.62%	3.72%	3.95%

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$14,617	$13,640	$12,403	$12,886	$12,250
Provision (credit) for credit losses	(276)	(19)	(518)	331	(302)
Total noninterest income	1,359	1,686	1,348	1,595	1,227
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,036	5,027	5,212	4,883	5,326
Occupancy, office furniture and equipment	907	920	1,076	825	904
Advertising	213	219	171	204	311
Data processing	733	806	712	691	720
Communications	108	99	100	89	80
Professional fees	200	196	347	196	190
Real estate owned	4	(8)	(10)	12	-
Loan processing expense	-	-	-	-	-
Other	617	466	596	563	602
Total noninterest expense	7,818	7,725	8,204	7,463	8,133
Income before income taxes	8,434	7,620	6,065	6,687	5,646
Income tax expense	1,518	1,400	1,427	1,399	941
Net income	$6,916	$6,220	$4,638	$5,288	$4,705

Efficiency ratio - QTD (non-GAAP)	48.94%	50.40%	59.66%	51.54%	60.35%
Efficiency ratio - YTD (non-GAAP)	52.71%	54.78%	59.66%	59.58%	62.58%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income (loss)	$103	$53	$152	$(92)	$(760)
Provision (credit) for credit losses	7	10	(40)	36	(75)
Total noninterest income	20,985	22,643	15,731	17,455	21,386
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	15,716	16,312	12,054	13,781	15,930
Occupancy, office furniture and equipment	781	833	853	754	953
Advertising	499	527	552	523	615
Data processing	475	507	498	542	570
Communications	141	158	135	135	152
Professional fees	180	303	1,373	917	379
Real estate owned	-	-	-	-	-
Loan processing expense	688	817	920	486	697
Other	1,271	1,230	1,751	814	1,261
Total noninterest expense	19,751	20,687	18,136	17,952	20,557
Income (loss) before income taxes expense (benefit)	1,330	1,999	(2,213)	(625)	144
Income tax expense (benefit)	382	531	(588)	(428)	194
Net income (loss)	$948	$1,468	$(1,625)	$(197)	$(50)

Efficiency ratio - QTD (non-GAAP)	93.66%	91.15%	114.18%	103.39%	99.67%
Efficiency ratio - YTD (non-GAAP)	98.17%	100.63%	114.18%	97.74%	96.23%

Loan originations	$539,404	$588,838	$387,729	$470,650	$558,729
Purchase	90.1%	91.7%	87.5%	82.1%	88.9%
Refinance	9.9%	8.3%	12.5%	17.9%	11.1%
Gross margin on loans sold(1)	3.87%	3.84%	3.98%	3.74%	3.83%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations